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                                                                    EXHIBIT 99.1



                             LOMAK PETROLEUM, INC.

                           PROXY FOR SPECIAL MEETING
                         CALLED FOR ____________, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         John H. Pinkerton and Thomas W. Stoelk, and either of them, with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Special Meeting of Stockholders of Lomak Petroleum, Inc. (the "Company") to be held at the ___________, Fort Worth, Texas on _____________, 1998, at _______
_.m., Fort Worth time, and any adjournment(s) thereof (the "Special Meeting"), with authority to vote as follows:

1. PROPOSAL to approve the issuance (the "Stock Issuance") of shares of the Company's common stock pursuant to the Agreement and Plan of Merger dated as of May 12, 1998, as amended (the "Merger Agreement"), among the Company, DEC Acquisition, Inc., and Domain Energy Corporation.

[   ] FOR                      [   ] AGAINST                     [   ] ABSTAIN

2. PROPOSAL to approve an amendment to the Company's Certificate of Incorporation to change the Company's name to "Range Resources Corporation" (the "Name Change").

[   ] FOR                      [   ] AGAINST                     [   ] ABSTAIN

         THE STOCK ISSUANCE AND NAME CHANGE ARE SEPARATE PROPOSALS TO BE VOTED ON SEPARATELY. THE PROPOSALS ARE NOT CONTINGENT ON EACH OTHER, AND THE FAILURE TO ADOPT ONE PROPOSAL WILL NOT CONSTITUTE A FAILURE TO ADOPT THE OTHER PROPOSAL IF THE REQUISITE STOCKHOLDER VOTE FOR THE OTHER PROPOSAL IS OTHERWISE OBTAINED.

         In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting and any adjournment(s) thereof.
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         THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE
SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE STOCK ISSUANCE AND THE NAME CHANGE AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.



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                                        DATED                             , 1998
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                                        [Please sign exactly as name appears
                                        hereon and return in accompanying
                                        postage-prepaid envelope.  When signing
                                        as attorney, executor, administrator,
                                        trustee, guardian, etc., give full
                                        title of such.  For joint accounts,
                                        each joint owner should sign.]